Exhibit 10.5
T-3 ENERGY SERVICES, INC.
NON-STATUTORY STOCK OPTION AGREEMENT
Optionee:
     1. Grant of Stock Option. As of the Grant Date (identified in Section 17 below), T-3 Energy Services, Inc., a Delaware corporation (the “Company”), hereby grants a Non-statutory Stock Option (the “Option”) to the Optionee (identified above), a non-employee director of the Company, to purchase the number of shares of the Company’s common stock, $.001 par value per share (the” Common Stock”) identified in Section 17 below (the “Shares”), subject to the terms and conditions of this agreement (the “Agreement”) and the T-3 Energy Services 2002 Stock Incentive Plan (the “Plan”). The Plan is hereby incorporated herein in its entirety by reference. The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and non-assessable. The Option is not an “incentive stock option” as defined in Section 422 of the Internal Revenue Code.
     2. Definitions. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 17 sets forth meanings for certain of the capitalized terms used in this Agreement.
     3. Option Term. The Option shall commence on the Grant Date (identified in Section 17) and terminate on the tenth (10th) anniversary of the Grant Date as specified in Section 17. The period during which the Option is in effect and may be exercised is referred to herein as the “Option Period”.
     4. Option Price. The Option Price per Share is identified in Section 17.
     5. Vesting. The total number of Shares subject to this Option shall vest in accordance with the Vesting Schedule (described in Section 17). The Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole Shares. The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting, the vested portion of the Option shall be exercisable, in whole or in part, at any time during the Option Period.
     6. Method of Exercise. The Option is exercisable by delivery of a written notice to the Secretary of the Company, signed by the Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise. The Optionee may withdraw notice of exercise of this Option, in writing, at any time prior to the close of business on the business day preceding the proposed exercise date.
     7. Method of Payment. Subject to applicable provisions of the Plan, the Option Price upon exercise of the Option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the total Option Price (provided that the Shares must have been held by the Optionee for at least six (6) months prior to their tender to satisfy the Option Price); (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) any other permitted method pursuant to the applicable terms and conditions of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates or other evidence of ownership for the number of Shares purchased under the Option.
     8. Restrictions on Exercise. The Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock may be listed. In addition, Optionee understands and agrees that the Option cannot be exercised if the Company determines that such exercise, at the time of such exercise, will be in violation of the Company’s insider trading policy.
     9. Termination of Directorship Service. Voluntary or involuntary termination of the Optionee as a member of the Company’s Board of Directors shall affect Optionee’s rights under the Option as follows:
     (a) Termination for Cause. The entire Option, including any vested portion thereof, shall expire at 12:01 a.m. (CST) on the date of termination of the Optionee’s directorship and shall not be exercisable to any extent if Optionee’s directorship is terminated for Cause (as defined in the Plan at the time of such termination of directorship).
     (b) Other Involuntary Termination or Voluntary Termination. Subject to the Vesting Schedule in Section 17, if Optionee’s directorship is terminated for any reason other than for Cause, then (i) any non-vested portion of the Option shall immediately expire on the termination date and (ii) the vested portion of the Option shall expire to the extent not exercised as of the earlier of (A) the expiration of the Option Period or (B) two (2) years after the effective date of his termination of directorship.
     10. Independent Legal and Tax Advice. Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.
     11. Reorganization of Company. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     12. Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made to the terms and provisions of the Option as provided in the Plan.
     13. No Rights in Shares. Optionee shall have no rights as a stockholder in respect of the Shares until the Optionee becomes the record holder of such Shares.
     14. Investment Representation. Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Shares issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.
     15. No Guarantee of Directorship. The Option shall not confer upon Optionee any right to continued membership on the Company’s Board of Directors.
     16. General.
     (a) Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable. Notices shall be effective upon receipt.
     (b) Shares Reserved. The Company shall at all times during the Option Period reserve and keep available under the Plan such number of Shares as shall be sufficient to satisfy the requirements of this Option.
     (c) Transferability of Option. The Option is transferable only to the extent permitted under the Plan at the time of transfer (i) by will or by the laws of descent and distribution, (ii) by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code), or (iii) to Optionee’s Immediate Family. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Optionee or any permitted transferee thereof.
     (d) Amendment and Termination. No amendment, modification or termination of this Agreement shall be made at any time without the written consent of Optionee and Company.
     (e) No Guarantee of Tax Consequences. The Company makes no commitment or guarantee that any tax treatment will apply or be available to Optionee or any other person. The Optionee has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.
     (f) Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable,

but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.
     (g) Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Options covered hereby.
     (h) Governing Law. The Option shall be construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law.
     17. Definitions and Other Terms. The following capitalized terms shall have those meanings set forth opposite them:
(a)	Optionee:

(b)	Grant Date:

(c)	Shares:

(d)	Option Price:

(e)	Option Period:

(f)	Vesting Schedule:
     In the event of a “Change in Control” of the Company (as defined in the Plan at the time of such event), the non-vested portion of the Option shall become immediately 100% vested as of the Change in Control date. In addition, in the event that Optionee (i) is not nominated for re-election to the Board, (ii) is nominated for re-election to the Board but is not re-elected to the Board, or (iii) is involuntarily forced to resign or is removed from his position as a director on the Board for whatever reason except for Cause, then any non-vested portion of the Option at such time shall become immediately 100% vested as of the date of such event. In the event that Optionee voluntarily resigns his position as a director on the Board for whatever reason, or is involuntarily removed from such position for Cause, then no accelerated vesting shall occur.
[Signature page follows.]

     IN WITNESS WHEREOF, the Company, as of the Grant Date, has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has hereunto executed this Agreement as of the same date.

T-3 ENERGY SERVICES, INC.

By:

Name:
Title:

Address for Notices:

T-3 Energy Services, Inc.
13111 Northwest Freeway, Suite 500
Houston, TX 77040
Attn: Corporate Secretary

OPTIONEE

Signature:

Address for Notices: